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                                                                    EXHIBIT 99.1


Conexant Editorial contact:                 Conexant Investor Relations contact:
Roman Kichorowsky                           Thomas Schiller
Conexant Systems, Inc.                      Conexant Systems, Inc.
508-621-0657                                949-483-CNXT (2698)
roman.kichorowsky@conexant.com              investor.relations@conexant.com


HotRail Editorial Contact:
Michelle Belusar
HotRail, Inc.
408-467-4463
mbelusar@hotrail.com

             CONEXANT TO ACQUIRE HOTRAIL, A HIGH-SPEED SWITCH FABRIC
                      AND INTERCONNECT TECHNOLOGY INNOVATOR

  Scalable Terabit Switch Fabric And Multi-Gigabit Backplane Channel Technology
            To Enhance Conexant's Broadband Networking Solutions For
                        Internet Infrastructure Equipment

Newport Beach, Calif., June 27, 2000 - Conexant Systems, Inc. (NASDAQ: CNXT), announced today that it is acquiring privately held HotRail(TM) Inc., of San Jose, Calif. HotRail's high-speed switch fabric and backplane channel technology will enable Conexant to deliver complete system solutions for next-generation Internet infrastructure equipment, including multi-terabit routers, asynchronous transfer mode (ATM)/Internet protocol (IP) switches, gigabit Ethernet switches and optical networking equipment.

HotRail pioneered integrated complementary metal oxide semiconductor (CMOS) high-speed switching and interconnectivity solutions for the Internet infrastructure and brings important switch fabric technology and innovative multi-gigabit transceivers to Conexant's Network Access Division. Conexant's product portfolio will now span a complete array of networking system components, from physical layer line interfaces to network processors to switch fabrics.

Highly-integrated switch fabrics and high-speed backplane channel transceivers are essential for the demanding performance requirements of multi-terabit routers and optical switches in development today. HotRail's proven backplane channel technology is designed to enable a new breed of networking systems by eliminating data-flow bottlenecks for greatly increased performance.

HotRail will become part of Conexant's Broadband Internetworking Systems (BIS), a newly formed business unit within the company's Network Access Division. BIS focuses on the burgeoning market of semiconductor solutions for the sophisticated information processing required by emerging broadband networking services such as high-speed Internet access, voice over IP, virtual private networks and next-generation wireless voice/data services.

"With the increasing complexity of communications equipment for the Internet infrastructure, our customers are looking for comprehensive, robust and innovative solutions from their key suppliers. Today's acquisition of HotRail will allow us to accelerate our strategy of delivering the complete silicon solutions that our customers require," said Dwight W. Decker, chairman and chief executive officer of Conexant.

"In the past six months, we have acquired Maker Communications for its network processors and software, Microcosm for its optical transceivers and Applied Telecom for its telecommunications systems software. With the addition of HotRail's innovative switching and interconnect technology to our comprehensive portfolio of semiconductor products, we now offer the major components of a total networking system solution."

"We are very pleased to be combining forces with a market leader that has the product breadth, geographical scope and stellar customer base of Conexant," said Daniel Fu, founder and chief technology officer of HotRail Inc. "This merger gives HotRail the opportunity to influence the development of pioneering high-speed networking systems that will define the next-generation Internet in a way we could not have done on our own."

"We are very excited about the opportunity we now have to combine HotRail's switch fabric and backplane channel technology with our network processors and physical layer devices into powerful, integrated broadband solutions," said William N. Giudice, vice president and general


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manager of Conexant's Broadband Internetworking Systems. "Our customers need these key components to design the new high-capacity equipment that will transform the Internet and the way we use it."

HotRail is developing highly-scalable switch fabrics with integrated, multi-gigabit CMOS interconnects that enhance the development of fast, sophisticated network switching systems. These switch fabrics will be among the fastest commercially available devices, offering up to 256 Gbps switching capacity in a single chip. The switch fabrics in development use the company's HotRail Channel(TM) and SkyRail Link(TM) transceivers, sampling now. HotRail Channel is a scalable parallel CMOS transceiver providing bandwidth of 16 Gbps full duplex for chip-to-chip and board-to-board interconnect. SkyRail Link is a
3.125 Gbps serial CMOS transceiver that supports Fibre Channel, InfiniBand(TM), and Gigabit Ethernet standards. Four SkyRail Link chips can be bundled to achieve point-to-point 10 Gbps Ethernet connectivity.

Conexant will acquire HotRail in an all-stock transaction for 7.8 million shares of Conexant stock. At Conexant's closing stock price on Monday, June 26, 2000, the transaction is valued at approximately $400 million. This transaction will utilize the purchase method of accounting, and is expected to be dilutive for approximately 18 months from the time of the transaction close as calculated on a cash basis, before one-time charges and goodwill amortization. The transaction is expected to close later this week.

Note To Analysts and Editors

Conexant will conduct a telephone conference today at 5:30 p.m. EDT. The dial-in number is (800) 680-9685 for domestic callers and (334) 260-2557 for international callers; the security code is "Conexant". A recorded playback of the teleconference will be available for 48 hours after the conclusion of the call. To access the playback, call (800) 858-5309 (domestic) or (334) 260-0890 (international); the access code is 40313, and the pass code is 16809.

Safe Harbor Statement

This press release contains statements relating to future results of the company (including certain projections and business trends) that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: risks that the contemplated transaction might not occur in a timely manner or at all; risks relating to the integration of the technologies, personnel and businesses of the company and HotRail; global and market conditions, including, but not limited to, the cyclical nature of the semiconductor industry and the markets addressed by the company's and its customers' products; demand for and market acceptance of new and existing products; successful development of new products; the timing of new product introductions; the availability and extent of utilization of manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; fluctuations in manufacturing yields; product obsolescence; the ability to develop and implement new technologies and to obtain protection for the related intellectual property; the successful implementation of the company's diversification strategy; labor relations of the company, its customers and suppliers; and the uncertainties of litigation, as well as other risks and uncertainties, including but not limited to those detailed from time to time in the company's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Other brands and names contained in this release are the property of their respective owners.

About Conexant Systems, Inc.

With a revenue run-rate of approximately $2 billion per year, Conexant is the world's largest independent company focused exclusively on providing semiconductor solutions for communications electronics. With more than 30 years of experience in developing communications technology, the company draws upon its expertise in mixed-signal processing to deliver integrated systems and semiconductor products for a broad range of communications applications. These products facilitate communications worldwide through wireline voice and data communications networks, cordless and cellular wireless telephony systems, personal imaging devices and equipment, and emerging cable and wireless broadband communications networks. The company aligns its business into five product platforms: Network Access, Wireless Communications, Digital Infotainment, Personal Imaging, and Personal Computing. Conexant is a member of the S&P 500 and Nasdaq-100 Indices. For more information, visit Conexant at www.conexant.com.

About HotRail, Inc.

HotRail Inc, a venture-backed startup by Techfund Capital, Woodside Fund, Selby Venture Partners, and Chase Venture Capital, is an Internet infrastructure IC company developing advanced, integrated CMOS technologies for high-speed switching, interconnect and scalable processing for Internet systems. The company's multi-Gigabit interconnect cores and integrated switch fabric

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technologies eliminate data flow bottlenecks for greatly increased performance in networking and computing applications, while providing for cost effective, reliable and highly scalable systems.

HotRail, HotRail Channel, SkyRail and SkyRail Link are trademarks of HotRail Inc. InfiniBand is a service mark of the InfiniBand Trade Association. All other brands and names are the property of their respective owners.

                          DEFINITION OF TECHNICAL TERMS

ASYNCHRONOUS TRANSFER MODE (ATM) - High-speed networking technology that allows transport of fixed-length cells without allocating physical channels for specific connections. ATM supports simultaneous transfer of voice, data and video traffic, and works in both LAN and WAN environments.

BACKPLANE CHANNEL - A wiring board, usually constructed as a printed circuit, used in microcomputers and communications equipment to provide the required connections between logic, memory and input/output modules.

BANDWIDTH - Describes information-carrying capacity or data-transmission rate of a circuit. It can apply to telephone or network wiring as well as system buses, radio frequency signals and monitors.

BROADBAND - A service or system requiring transmission channels capable of supporting rates greater than the Integrated Services Digital Network (ISDN) primary rate, based on architecture that allows users to access the carrier networks at high speeds (above T1/E1).

COMPLEMENTARY METAL OXIDE SEMICONDUCTOR (CMOS) - A process for developing silicon-based integrated circuits (IC) that are low cost and require less power.

CROSSBAR CHIP - A chip that performs network switching, in order to get beyond the limitation imposed by contention on a shared bus. A crossbar is a non-blocking switch.

ETHERNET - Ethernet is one of the most widely-implemented LAN standards, and it supports data-transfer rates of 10 Mbps. A newer version of Ethernet, called 100Base-T (or Fast Ethernet), supports data-transfer rates of 100 Mbps. The newest version, Gigabit Ethernet, supports data rates of 1 gigabit (1,000 megabits) per second.

GIGABIT - One billion bits.

INTERCONNECT - The conductive path required to achieve connection from one circuit element to others in a circuit.

INTERNET PROTOCOL (IP) - The most important standard of the Transmission Control Protocol/Internet Protocol (TCP/IP) suite on which the Internet is built. TCP/IP is the language governing communications between all computers on the Internet, and provides the set of instructions that dictates how packets of information are sent across multiple networks.

LINE INTERFACE - The line is the physical medium that completes a circuit path, identified typically by connector, slot and media type. The interface is a data-link/physical-layer connection to this physical network transmission medium.

NETWORK PROCESSORS - Flexible, highly-integrated, scalable and programmable processors that make it possible to add new functions to a switch, router or other core network equipment at virtually any time through software, rather than hardware, modifications.

OPTICAL SWITCH - An all-optical, fiber-optic switching device that maintains the signal as light from input to output. Optical switches work entirely in the optical domain and support all transmission speeds since they are forwarding light beams rather than processing bits.

PHYSICAL LAYER - The first of seven layers of the Open Systems Interconnection
(OSI) reference model, which is an architectural model of data communications protocols that subdivides overall data-communications processes into seven functional layers: 1) physical, 2) link, 3) network, 4) transport, 5) session,
6) presentation and 7) application. Each layer performs a specific data-communications task with increasing levels of sophistication. The physical layer governs hardware connections and byte-stream encoding for transmission.

ROUTER - A system that controls message distribution between multiple-optional paths in a network. Routers use routing protocols to gain information about the network, routing metrics and algorithms to select the "best route".

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SWITCH FABRIC - The internal interconnect architecture used by a switching device, which redirects the data coming in on one of its ports, out to another of its ports.

TERABIT - One trillion bits.

TRANSCEIVER - A transceiver is a combination transmitter/receiver in a single package.

VIRTUAL PRIVATE NETWORK (VPN) - A secure path through a public network dedicated to a particular user for specific data-networking services.


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